Exhibit 1.1
StemCells, Inc.
13,793,104 Shares of Common Stock
And
Warrants to Purchase 10,344,828 Shares of Common Stock
Placement Agency Agreement
November 12, 2008

Exhibit 1.1
Placement Agency Agreement
November 12, 2008
Susquehanna Financial Group, LLLP
401 City Avenue
Suite 220
Bala Cynwyd, PA 19004
And
Dawson James Securities, Inc.
925 South Federal Highway, 6th Floor
Boca Raton, FL 33432
     Ladies and Gentlemen:
          StemCells, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 13,793,104 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, together with each Share sold, the Company shall issue and sell to each Investor a warrant substantially in the form the warrant attached as Annex I to Exhibit A hereto to purchase 0.75 shares of the Company’s Common Stock per each share issued to such Investor (the “Warrants”). The Shares and the Warrants are collectively referred to herein as the “Securities.” The Company desires to engage Susquehanna Financial Group, LLLP (“Susquehanna”) and Dawson James Securities, Inc. (“Dawson James”) as the exclusive placement agents (collectively, the “Placement Agents”) in connection with such issuance and sale. The Securities are described in the Prospectus which is referred to below.
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-151891) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Placement Agents (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you, for use by the Placement Agents and by dealers in connection with the offering of the Securities.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the basic prospectus attached to or used with the Prospectus Supplement.
          Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus included in the Registration Statement at the time the Registration Statement became effective under the Act.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto.
          “Applicable Time,” with respect to any Investor, means the time of receipt and acceptance by the Company of an executed Subscription Agreement (as defined below) from such Investor.
          Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company and each Placement Agent agree as follows:

     1. Agreement to Act as Placement Agents. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement, the Company engages each of the Placement Agents, on a commercially reasonable efforts basis, to act as its exclusive placement agents in connection with the offer and sale, by the Company, of Securities to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to each Placement Agent an amount equal to 3.0% (or 6.0% in the aggregate) of the gross proceeds received or to be received by the Company from the sale of the Securities (the “Agency Fee”). The Shares are being sold to Investors at a price of $1.45 per share, and together with each Share, Investors will receive a Warrant to purchase 0.75 shares of the Company’s Common Stock at an exercise price of $2.30 per share. Each Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Securities.
          The Company expressly acknowledges and agrees that each Placement Agent’s obligations hereunder are on a reasonable efforts basis, and this Agreement shall not give rise to any commitment by either Placement Agent or any of its affiliates to underwrite or purchase any of the Securities or otherwise provide any financing. Neither Placement Agent shall have the authority to bind the Company in respect of the sale of any Securities. The sale of the Securities shall be made pursuant to purchase agreements substantially in the form included as Exhibit A hereto (the “Subscription Agreements”).
     2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Pillsbury Winthrop Shaw Pittman LLP at 1540 Broadway, New York, New York 10036 (or at such other place as shall be agreed upon by you and the Company), at 10:00 A.M., New York City time, on November 17, 2008 (unless another time shall be agreed to by you and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Securities (adjusted in the manner set forth below) shall be made to the Company in the manner set forth below by Federal Funds wire transfer, against delivery of certificates for the Shares, through the facilities of The Depository Trust Company (“DTC”) and certificates for the Warrants, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the time of purchase. Payment of the purchase price for the Securities to be purchased by Investors shall be made at the time of purchase by such Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” At the time of purchase, the Company shall deliver to the Placement Agents, by Federal Funds wire transfer, an amount in cash equal to the sum of the aggregate Agency Fee and the Placement Agents’ bona fide estimate of the amount, if any, of expenses for which the Placement Agents are entitled to reimbursement pursuant hereto, which estimate shall be evidenced by expense reimbursement invoices provided by the Placement Agents to the Company prior to the time of purchase. As soon as reasonably practicable after the time of purchase, the Company or the Placement Agents, as applicable, shall make any necessary reconciling or additional payment(s) with respect to such estimate in order to effect the reimbursement to which the Placement Agents are entitled pursuant hereto. Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as a Placement Agent shall specify.

          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Pillsbury Winthrop Shaw Pittman LLP at 1540 Broadway, New York, New York 10036, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agents that:
     (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the offering price for the Securities to Investors; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus complied at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Placement Agents and furnished in writing by the Placement Agents to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was or will be filed with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, as applicable, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Basic Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus (if the parties utilize the Prospectus at or prior to the Applicable Time); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Placement Agents, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as filed with the Commission on June 24, 2008, includes a prospectus that, other than by reason of Rule

433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Placement Agents are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;
     (d) the Securities have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;
     (e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus); and all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market (the “NASDAQ”);
     (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein;
     (g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiary (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);
     (h) the Company has no subsidiaries (as defined under the Act) other than StemCells California, Inc. (the “Subsidiary”); the Company owns all of the issued and outstanding capital stock of the Subsidiary; other than the capital stock of the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity, other than the Company’s equity interest in ReNeuron Group plc, as disclosed in the Registration Statement, Basic Prospectus and the Prospectus; complete and correct copies of the charters and the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;
     (i) the Securities have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided in the Subscription Agreements, the Shares will be duly and validly issued, fully paid and non-assessable and the Securities will not be issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; upon issuance and delivery of the Warrants pursuant to the Subscription Agreements, the Warrants will constitute valid and legally binding obligations of the Company and the shares of Common Stock underlying the Warrants (the “Warrant Shares”), if and when issued and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;
     (j) the capital stock of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and the certificates for the Shares are in due and proper form;
     (k) this Agreement and each Subscription Agreement has been duly authorized, executed and delivered by the Company;
     (l) neither the Company nor the Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, with respect to clauses (B), (C), (D) or (E), for such breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect;
     (m) the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the issuance of the Warrant Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiary pursuant to) (A) the charter or bylaws of the Company or the Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or the Subsidiary or any of their respective properties, except, with respect to clause (B), for such conflicts, breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect;

     (n) except as have been obtained or made, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities, the issuance of the Warrant Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Securities and the Warrant Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities or Warrant Shares are being offered, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (iv) any necessary qualification with or notice to NASDAQ, which shall be effected or made in a timely manner;
     (o) except as described in the Registration Statement, the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or placement agent or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
     (p) each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to have or obtain such licenses, authorizations, consents and approvals, or to make such filings, would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
     (q) except as described in the Registration Statement, the Basic Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the

Company or the Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or the Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;
     (r) Grant Thornton LLP, whose reports on the consolidated financial statements of the Company and the Subsidiary are incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, is an independent registered public accountant as required by the Act and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”);
     (s) the financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements, if any, and pro forma financial data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Basic Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

     (t) subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiary, which is material to the Company and the Subsidiary taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary (excluding, for purposes of this clause (iv), (A) any such changes due to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus or the grant of options under existing stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus, and (B) any incurrence of indebtedness made in the ordinary course of the Company’s business as contemplated by the Registration Statement, the Basic Prospectus and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary;
     (u) neither the Company nor the Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities will either of them be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (v) the Company and the Subsidiary have good and marketable title to all property (real and personal) described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except to the extent such liens, claims, security interests or other encumbrances are disclosed in the Registration Statement, the Basic Prospectus and the Prospectus; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or the Subsidiary is held thereby under valid, subsisting and enforceable leases;
     (w) except as described in the Registration Statement, the Basic Prospectus and the Prospectus, the Company and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus

as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed (in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus) to be conducted (including the commercialization of products or services described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as described in the Registration Statement, the Basic Prospectus and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Basic Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary (except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the manufacture, use or sale of the product candidates described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development by the Company or the Subsidiary falls or would fall within the scope of one or more claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or the Subsidiary;
     (x) neither the Company nor the Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a

Material Adverse Effect, (i) there is no (A) unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary and (C) union representation dispute currently existing concerning the employees of the Company or the Subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiary and (iii) neither the Company nor the Subsidiary has violated any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiary;
     (y) the Company and the Subsidiary and their respective properties, assets and operations are in compliance with, and the Company and the Subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (z) the Company and the Subsidiary periodically review the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);
     (aa) all tax returns required to be filed by the Company or the Subsidiary have been timely filed or corrected, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;
     (bb) the Company and the Subsidiary maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor the Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;
     (cc) neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except where the terminations or non-renewals of such contracts or agreements would not, individually or in the aggregate, have a Material Adverse Effect;
     (dd) the Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (ee) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s Chief Executive

Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company remediated the material weakness, significant deficiencies and ineffectiveness of internal controls over financial reporting disclosed in the Company’s Annual Report on Form 10-K filed with the Commission on March 15, 2005; all “significant deficiencies” and “material weaknesses” (as such terms are defined in PCAOB Auditing Standard No. 2) of the Company, if any, have been disclosed in the Registration Statement, the Basic Prospectus and the Prospectus; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiary and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;
     (ff) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
     (gg) neither the Company nor the Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus;
     (hh) the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company, except as described in the Registration Statement, the Basic

Prospectus and the Prospectus;
     (ii) the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus were and, if begun and still pending, are being conducted in all material respects in accordance with protocols, if any, filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurate and complete in all material respects and fairly present the data derived from such tests and trials, and the Company and the Subsidiary have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, neither the Company nor the Subsidiary has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (the “Regulatory Agencies”) prohibiting the commencement or requiring the termination, suspension or modification of any preclinical tests or clinical trials that are described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and the Company and the Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies;
     (jj) the issuance and sale of the Securities and the Warrant Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
     (kk) since September 30, 2007, the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;
     (ll) neither the Company nor the Subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;
     (mm) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus;
     (nn) the Company has not offered, or caused any Placement Agent to offer, Securities to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiary or any of their respective products or services; and
     (oo) except pursuant to this Agreement or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.
          In addition, any certificate signed by any officer of the Company or the Subsidiary and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Placement Agents.
     4. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities and the Warrants Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities and the Warrant Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities and the Warrant Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities and the Warrant Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Placement Agents, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Placement Agents, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agents may reasonably request; in case delivery (whether physically or through compliance with Rule 172 under the Act or any similar rule) of a prospectus in connection with the sale of the Securities and the Warrant Shares is required after the nine-month period referred to in Section 10(a)(3) of the Act, and after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will promptly prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities and the Warrant Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities and the Warrant Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities and the Warrant Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the offering and sale of the Securities and the Warrant Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (e) if the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities and the Warrant Shares shall extend to or beyond July 18, 2011, to (i) file with the Commission, prior to July 18, 2011, a new registration statement under the Act relating to the Securities and the Warrant Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; and (ii) use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after July 18, 2011 and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the offering and sale of the Securities and the Warrant Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;
     (f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Placement Agents’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities and the Warrant Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;
     (h) to advise the Placement Agents promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities and the Warrant Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Placement Agents promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agents promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 15, 2009;
     (j) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);
     (k) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;
     (l) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Basic Prospectus and in the Prospectus Supplement;
     (m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, the Permitted Free Writing Prospectuses and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities and the Warrant Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the Warrant Shares to the Placement Agents, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agents and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities and the Warrant Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Placement Agents) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agents and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Securities and the Warrant Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Placement Agents relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Securities and the Warrant Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Placement Agents’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;
     (n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (o) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of Susquehanna, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities and Warrant Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus, (D) the issuance, other than pursuant to stock option plans described in the Registration Statement, the Basic Prospectus or the Prospectus, of options and warrants for Common Stock to directors, officers, employees or consultants of the Company, as compensation for services rendered or to be rendered by them to the Company, provided such options and warrants are not exercisable during the Lock-Up Period and (E) the issuance of Common Stock or securities convertible into or exercisable for Common Stock in connection with a partnership, research, licensing, collaboration, joint venture or similar arrangement, or an acquisition of any other business or entity, or any stock, assets or technology thereof (any such arrangement or transaction, a “Strategic Transaction”), provided that, in each case, (x) the aggregate number of shares of Common Stock issued or issuable (or underlying convertible or exercisable securities issued or issuable) pursuant to Strategic Transactions in reliance upon this clause (E) does not exceed 20% of the number of shares of Common Stock outstanding immediately prior to the Strategic Transaction (or the first Strategic Transaction, if more than one) and (y) each recipient of such shares of Common Stock or securities convertible into or exercisable for Common Stock has theretofore executed a binding lock-up agreement agreeing with Susquehanna not to transfer, directly or indirectly, any such shares or securities (or shares of Common Stock underlying such securities) during the Lock-Up Period; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (p) prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or the Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or the Subsidiary, or the offering of the Securities, without your prior consent;
     (q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;
     (r) not to, and to cause the Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and the Warrant Shares;
     (s) to use its best efforts to cause the Shares to be listed for quotation on the NASDAQ and to maintain the listing of the Common Stock, including the Shares, on the NASDAQ; and
     (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     5. Reimbursement of Placement Agents’ Expenses. If this Agreement is terminated by any Placement Agent pursuant to Section 7, if any of the conditions set forth in Section 6 are not satisfied in accordance with Section 6 or if the sale of the Securities to the Investors is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement or obligation, or to comply with any provision, of this Agreement or any Subscription Agreement, then the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse Susquehanna for all of its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate amount of $75,000.

     6. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase opinions of Ropes & Gray LLP, counsel for the Company, addressed to the Placement Agents, and dated the time of purchase, and in form and substance satisfactory to the Placement Agents, substantially in the form set forth in Exhibits C-1 and C-2 hereto.
     (b) The Company shall furnish to you at the time of purchase, an opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C., special counsel for the Company with respect to patents and proprietary rights, addressed to the Placement Agents, and dated the time of purchase, and in form and substance satisfactory to the Placement Agents, substantially in the form set forth in Exhibit D hereto.
     (c) The Company shall furnish to you at the time of purchase, an opinion of Ropes & Gray LLP, special counsel for the Company with respect to regulatory matters, addressed to the Placement Agents, and dated the time of purchase, and in form and substance satisfactory to the Placement Agents, substantially in the form set forth in Exhibit E hereto.
     (d) You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement and the time of purchase, and addressed to the Placement Agents in the forms satisfactory to the Placement Agents, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (e) You shall have received at the time of purchase, the favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Placement Agents, dated the time of purchase, in form and substance reasonably satisfactory to the Placement Agents.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 PM, New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (h) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement

and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The Company will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit F-1 hereto and a certificate of its Secretary in the form attached as Exhibit F-2 hereto;
     (j) The Company shall, on the Closing, deliver to the Placement Agents a certificate of its Chief Financial Officer regarding certain statistical data and other information contained in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in a form reasonably satisfactory to the Placement Agents;
     (k) You shall have received the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of the Company’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), and each such Lock-Up Agreement shall be in full force and effect at the time of purchase.
     (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as you may reasonably request on the basis of any change in circumstances or potential change in circumstances from the time of execution of this Agreement until the time of purchase which affects or could reasonably be expected to affect, or otherwise calls into question, the accuracy and completeness of any such statement.
     (m) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase.
     (n) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the placement agency, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the Placement Agents hereunder shall be subject to termination in the absolute discretion of the Placement Agents, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, the effect of which change or development is, in the sole judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Placement Agents, makes it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or the Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Placement Agents elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
          If the sale of the Securities, as contemplated by this Agreement and the Subscription Agreements, is not carried out for any reason permitted under this Agreement or the Subscription Agreements, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement or the Subscription Agreements, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).
     8. Indemnity and Contribution.
     (a) The Company agrees (i) to indemnify, defend and hold harmless each Placement Agent, their respective, directors, officers, employees and agents, and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) which such Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (A) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, (B) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, (C) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus (as amended or supplemented), any Permitted Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (E) in whole or in part upon any act or failure to act or alleged act or failure to act by the Placement Agents in reliance upon (A), (B), (C) or (D), and in connection with or relating in any manner to the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A), (B), (C) or (D) above, provided that the Company shall not be liable under this clause (E) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its bad faith or willful misconduct; and (ii) to reimburse each Placement Agent, its respective officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Placement Agents) as such expenses are reasonably incurred by such Placement Agent, or its respective officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Each Placement Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agents have furnished to the Company expressly for use in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in Section 9.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party a) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and b) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in Section 8(a) or (b), as applicable, is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the placement of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions contained in the Registration Statement, the Basic Prospectus (as amended or supplemented), any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the placement of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the placement of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total compensation received by the Placement Agents bear to the aggregate proceeds from the placement of the Securities. The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Placement Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(e).
     (f) Notwithstanding the provisions of Section 8(e), no Placement Agent shall be required to contribute any amount in excess of the compensation received by such Placement Agent in connection with the placement contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute pursuant to Section 8(e) are several, and not joint, in proportion to their respective percentage allocations of the compensation payable by the Company pursuant to Section 1 hereof. For purposes of Section 8(e), each director, officer, employee and agent of a Placement Agent and each person, if any, who controls a Placement Agent within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company.
     9. Information Furnished by the Placement Agents. The statements set forth under the caption “Plan of distribution—Price stabilization” in the Prospectus Supplement, only insofar as such statements relate to the stabilization activities that may be undertaken by the Placement Agents, constitute the only information furnished by the Placement Agents, as such information is referred to in Sections 3 and 8 hereof.
     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to Susquehanna Financial Group, LLLP, 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004, Attention: James Ramp, Head of Investment Banking, with a copy to General Counsel at the same address, if to Dawson James Securities, Inc., 925 S. Federal Hwy, 6th Floor, Boca Raton, FL 33432, Attention: Albert Poliak, President and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Martin McGlynn, President and Chief Executive Officer, with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110-2624, Attention: Geoffrey Davis.
     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agents or any indemnified party. The Placement Agents and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section 8, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Company) shall acquire or have any right under or by virtue of this Agreement.
     14. No Fiduciary Relationship. The Company hereby acknowledges that each Placement Agent is acting solely as a Placement Agent in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that each Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that a Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that a Placement Agent may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by a Placement Agent to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     16. Successors and Assigns. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Placement Agents’ respective businesses and/or assets.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agents.

Very truly yours, StemCells, Inc.
By:	/s/ Martin M. McGlynn
	Name:	Martin M. McGlynn
	Title:	President and CEO

Accepted and agreed to as of the date
first above written
Susquehanna Financial Group, LLLP

By:	/s/ Evonne Sepsis Name: Evonne Sepsis
Title: Managing Director
Dawson James Securities, Inc.

By:	/s/ Albert Poliak Name: Albert Poliak
Title: President

SCHEDULE A
PERMITTED FREE WRITING PROSPECTUSES
None.